Exhibit 99.2

News Release

Contact: Steve Stuber - Investor Relations - 952-828-8461 - srstuber@wgo.net

Media Contact: Sam Jefson - Public Relations Specialist — 641-585-6803 - sjefson@wgo.net

WINNEBAGO INDUSTRIES ANNOUNCES PROPOSED OFFERING OF $270.0 MILLION
AGGREGATE PRINCIPAL AMOUNT OF CONVERTIBLE SENIOR NOTES

FOREST CITY, IOWA, October 28, 2019 - Winnebago Industries, Inc. (NYSE: WGO) (the “Company”), a leading outdoor lifestyle product manufacturer, announced today that it intends to offer, subject to market conditions and other factors, $270.0 million in aggregate principal amount of convertible senior notes due 2025 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the offering, the Company expects to grant the initial purchasers a 30-day option to purchase up to an additional $30.0 million in aggregate principal amount of notes.

Final terms of the notes, including the initial conversion price, interest rate and certain other terms of the notes will be determined at the time of pricing. The notes will bear interest semi-annually and will mature on April 1, 2025, unless repurchased or converted in accordance with their terms prior to such date. Prior to October 1, 2024, the notes will be convertible only upon satisfaction of certain conditions and during certain periods, and on and after October 1, 2024, at any time until the close of business on the second scheduled trading day immediately before the maturity date.

The Company will settle conversions by paying or delivering, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election, based on the applicable conversion rate(s).  Holders of the notes will have the right to require the Company to repurchase all or any portion of their notes at 100% of their principal amount, plus any accrued and unpaid interest, upon the occurrence of certain fundamental changes.

In connection with the offering of the notes, the Company expects to enter into privately negotiated convertible note hedge transactions with one or more financial institutions, which may include one or more of the initial purchasers or their respective affiliates (the “option counterparties”). These transactions will cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock that will initially underlie the notes, and are expected generally to reduce the potential equity dilution, and/or offset any cash payments in excess of the principal amount due, as the case may be, upon conversion of the notes.

The Company also expects to enter into separate, privately negotiated warrant transactions with the option counterparties at a higher strike price relating to the same number of shares of the Company’s common stock, subject to customary anti-dilution adjustments, pursuant to which the Company will sell warrants to the option counterparties. The warrants could have a dilutive effect on the Company’s common stock and the Company’s earnings per share to the extent that the price of the Company’s common stock exceeds the strike price of those warrants.

If the initial purchasers exercise their option to purchase additional notes, the Company expects to enter into additional convertible note hedge transactions and additional warrant transactions with the option counterparties, which will initially cover the number of shares of the Company’s common stock that will initially underlie the additional notes sold to the initial purchasers.

The Company intends to use a portion of the net proceeds from the offering to fund the cost of entering into the convertible note hedge transactions (after such cost is partially offset by the proceeds that we receive from entering into certain warrant transactions).  We intend to use the remainder of the net proceeds from the offering to fund the purchase price for the previously announced acquisition of Newmar Corporation (the “Newmar Acquisition”), to pay related fees and expenses related thereto and in the event that the Newmar Acquisition does not close, for general corporate purposes (which may include future acquisitions).  If the initial purchasers exercise their option to purchase additional notes, then the Company intends to use a portion of the additional net proceeds to fund the cost of entering into additional convertible note hedge transactions (after such cost is partially offset by the proceeds that we receive from entering into certain additional warrant transactions) and for general corporate purposes.

The Company has been advised that in connection with establishing their initial hedges of the convertible note hedge and warrant transactions, the option counterparties and/or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock concurrently with or shortly after the pricing of the notes. This activity could have the effect of increasing (or reducing the size of any decrease in) the market price of the Company’s common stock and/or the notes, and could result in a higher effective conversion price for the notes, at that time. The option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the notes and prior to maturity of the notes (and the option counterparties and/or their respective affiliates are likely to do so during any observation period related to any conversion of the notes).

The potential effect, if any, of these transactions and activities on the market price of the Company’s common stock or the notes will depend in part on market conditions and cannot be ascertained at this time, but any of these activities could adversely affect the value of the Company’s common stock, which could affect the ability to convert the notes, the value of the notes and the amount of cash, if any, and the number of and value of the shares of the Company’s common stock, if any, holders would receive upon conversion of the notes.

The offer and sale of the notes and the shares of common stock, if any, issuable upon conversion of the notes have not been registered under the Securities Act or any state securities laws, and the notes and such shares may not be offered or sold absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. Any offers of the notes will be made only by means of a private offering memorandum. The notes being offered have not been approved or disapproved by any regulatory authority, nor has any such authority passed upon the accuracy or adequacy of the applicable private offering memorandum.

About Winnebago Industries

Winnebago Industries, Inc. is a leading U.S. manufacturer of outdoor lifestyle products under the Winnebago, Grand Design and Chris-Craft brands, which are used primarily in leisure travel and outdoor recreation activities. The Company builds quality motorhomes, travel trailers, fifth wheel products and boats. Winnebago Industries has multiple facilities in Iowa, Indiana, Oregon, Minnesota and Florida. The Company’s common stock is listed on the New York Stock Exchange and traded under the symbol WGO.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are inherently uncertain. A number of factors could cause actual results to differ materially from these statements, including, but not limited to risks relating to the offering of the notes, our proposed acquisition of Newmar Corporation, increases in interest rates, availability of credit, low consumer confidence, availability of labor, significant increase in repurchase obligations, inadequate liquidity or capital resources, availability and price of fuel, a slowdown in the economy, increased material and component costs, availability of chassis and other key component parts, sales order cancellations, slower than anticipated sales of new or existing products, new product introductions by competitors, the effect of global tensions, integration of operations relating to mergers and acquisitions activities, business interruptions, any unexpected expenses related to our Enterprise Resource Planning System, risks related to compliance with debt covenants and leverage ratios, and other factors. Additional information concerning certain risks and uncertainties that could cause actual results to differ materially from that projected or suggested is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) over the last 12 months, copies of which are available from the SEC or from the Company upon request. The Company disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained in this release or to reflect any changes in the Company’s expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

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